GBDC

GOLUB CAPITAL

Golub Capital BDC, Inc. Investor Presentation

Quarter Ended December 31, 2013

Disclaimer

Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies; the effect of investments that we expect to make; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder; and the effect of changes to tax legislation and our tax position.

Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words "may," "might," "will," "intend," "should," "could," "can," "would," "expect," "believe," "estimate," "anticipate," "predict," "potential," "plan" or similar words.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission ("SEC"), including annual reports on Form 10-K, registrationsstatements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K.

This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data.

Summary of Quarterly Results

First Fiscal Quarter 2014 Highlights

- Net investment income for the quarter ended December 31, 2013 was $13.3 million, or $0.31 per share, as compared to $12.4 million, or $0.31 per share, for the quarter ended September 30, 2013.
- Net increase in net assets resulting from operations for the quarter ended December 31, 2013 was $14.8 million, or $0.34 per share, as compared to $12.3 million, or $0.31 per share, for the quarter ended September 30, 2013.
- Net realized and unrealized gains on investments and secured borrowings was $1.6 million for the quarter ended December 31, 2013 and primarily related to net unrealized appreciation on several middle market debt and equity securities. We also sold one underperforming investment and wrote-off two non-accrual investments, all at values that occurred very close to their September 30, 2013 valuation.
- Net asset value per share for the quarter ended December 31, 2013 was $15.23, as compared to $15.21 for the quarter ended September 30, 2013. The $0.02 accretion was due to quarterly earnings per share in excess of our quarterly dividend. This is the sixth consecutive quarterly increase in our net asset value per share.
- New middle-market investment commitments totaled $261.1 million for the quarter ended December 31, 2013. Including the $25.6 million we invested in Senior Loan Fund LLC ("SLF"), total new investment commitments were $286.7 million. Approximately 12% of the new investment commitments were senior secured loans, 71% were one stop loans, 7% were second lien loans, 1% were equity securities and 9% were investments in SLF. Overall, total investments in portfolio companies at fair value increased by approximately $155.3 million during the three months ended December 31, 2013.

Financial Highlights

	Q1 2014	Q4 2013	Q3 2013	Q2 2013	Q1 2013
Net investment income per share	$ 0.31	$ 0.31	$ 0.32	$ 0.32	$ 0.34
Net realized/unrealized gain (loss) per share	0.03	0.00	0.02	0.06	(0.01)
Earnings per share	0.34	0.31	0.34	0.38	0.33
Net asset value per share	15.23	15.21	15.12	14.80	14.66
Distributions paid per share	0.32	0.32	0.32	0.32	0.32

	Q1 2014	Q4 2013	Q3 2013	Q2 2013	Q1 2013
Total Fair Value of Investments (000s)	$ 1,179,919	$ 1,024,645	$ 967,792	$ 788,442	$ 768,342
Number of Portfolio Investments	139	135	135	135	129
Average Investment Size (000s)	$ 8,488	$ 7,590	$ 7,169	$ 5,840	$ 5,956
Fair Value as a Percentage of Principal (Loans)	99.0%	98.9%	98.7%	98.7%	98.4%

Summary of Portfolio Highlights

Originations and Net Funds Growth

- New investment commitments totaled $286.7 million for the quarter ended December 31, 2013, including the $25.6 we invested in Senior Loan Fund LLC.
- Net growth in investments in securities, at fair value, for the quarter ended December 31, 2013 was $155.3 million, a 15.1% increase from September 30, 2013.

Select Portfolio Funds Roll Data (in millions)	Q1 2014	Q4 2013	Q3 2013	Q2 2013	Q1 2013
New Investment Commitments	$ 286.7	$ 126.1	$ 288.4	$ 58.1	$ 262.2
Exits (includes full & partial payoffs) of Investments	103.6	60.1	92.7	37.6	145.8
Net Funds Growth[1]	155.3	56.9	179.4	20.1	95.4

Asset Mix of the Investment Portfolio	Q1 2014	Q4 2013	Q3 2013	Q2 2013	Q1 2013
Senior Secured	25%	29%	33%	33%	33%
One Stop	59%	54%	50%	49%	47%
Second Lien	9%	11%	10%	10%	11%
Subordinated Debt	1%	2%	4%	5%	6%
Investment in SLF	3%	1%	N/A	N/A	N/A
Equity	3%	3%	3%	3%	3%

1. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized gains (losses), etc.

Quarterly Statements of Financial Condition

(Dollar amounts in thousands, except per share data)	As of December 31, 2013 (unaudited)	September 30, 2013 (audited)	June 30, 2013 (unaudited)	March 31, 2013 (unaudited)	December 31, 2012 (unaudited)
Assets					
Investments in securities, at fair value	$ 1,179,919	$ 1,024,645	$ 967,792	$ 788,442	$ 768,342
Cash and cash equivalents	31,891	16,309	12,936	8,950	21,420
Restricted cash and cash equivalents	39,792	38,408	21,689	84,214	39,226
Other assets	13,225	12,294	13,340	11,572	10,015
Total Assets	**$ 1,264,827**	**$ 1,091,656**	**$ 1,015,757**	**$ 893,178**	**$ 839,003**
Liabilities					
Debt	$ 577,200	$ 412,100	$ 403,800	$ 385,700	$ 400,450
Secured borrowings, at fair value	14,366	8,809	-	-	-
Interest payable	3,159	1,277	2,426	1,304	2,473
Management and incentive fee payable	6,751	5,579	5,808	5,069	4,782
Payable for open trades	1,657	3,677	-	-	10,456
Other liabilities	1,713	1,978	2,225	1,452	1,452
Total Liabilities	**604,846**	**433,420**	**414,259**	**393,525**	**419,613**
Total Net Assets	**659,981**	**658,236**	**601,498**	**499,653**	**419,390**
Total Liabilities and Net Assets	**$ 1,264,827**	**$ 1,091,656**	**$ 1,015,757**	**$ 893,178**	**$ 839,003**
Net Asset Value per Share	**$ 15.23**	**$ 15.21**	**$ 15.12**	**$ 14.80**	**$ 14.66**
Debt to Equity	**0.90x**	**0.64x**	**0.67x**	**0.77x**	**0.95x**
Asset Coverage[1]	**266.9%**	**373.1%**	**349.9%**	**298.6%**	**257.4%**

1. On September 13, 2011, we received exemptive relief from the SEC to permit us to exclude the debt of our small business investment company ("SBIC") subsidiaries from our 200% asset coverage test. As such, asset coverage excludes the SBA debentures of our SBICs.

Quarterly Operating Results

(Dollar amounts in thousands, except share and per share data)	For the three months ended December 31, 2013 (unaudited)	September 30, 2013 (unaudited)	June 30, 2013 (unaudited)	March 31, 2013 (unaudited)	December 31, 2012 (unaudited)
Investment Income					
Interest income	$ 25,563	$ 22,446	$ 21,187	$ 19,617	$ 18,327
Dividend income	16	370	1,081	479	267
Total Investment Income	**25,579**	**22,816**	**22,268**	**20,096**	**18,594**
Expenses					
Interest and other debt financing expenses	4,092	3,174	2,967	3,292	2,995
Base management fee	3,824	3,480	3,114	2,686	2,468
Incentive fee	3,032	2,196	2,785	2,468	2,394
Other operating expenses	1,371	1,542	1,402	1,256	1,159
Total Expenses	**12,319**	**10,392**	**10,268**	**9,702**	**9,016**
Net Investment Income	**13,260**	**12,424**	**12,000**	**10,394**	**9,578**
Net Gain (Loss) on Investments and Secured Borrowings					
Net realized gain (loss) on investments	(4,994)	(1,380)	(77)	-	94
Net unrealized appreciation (depreciation) on investments, and secured borrowings	6,571	1,250	734	1,857	(353)
Net Gain (Loss) on Investments and Secured Borrowings	**1,577**	**(130)**	**657**	**1,857**	**(259)**
Net Increase in Net Assets Resulting from Operations	**$ 14,837**	**$ 12,294**	**$ 12,657**	**$ 12,251**	**$ 9,319**
Per Share					
Earnings Per Share	$ 0.34	$ 0.31	$ 0.34	$ 0.38	$ 0.33
Net Investment Income	$ 0.31	$ 0.31	$ 0.32	$ 0.32	$ 0.34
Distributions Paid	$ 0.32	$ 0.32	$ 0.32	$ 0.32	$ 0.32
Weighted average common shares outstanding	43,285,250	40,269,680	37,118,379	32,532,794	27,933,613
Common shares outstanding at end of period	43,325,575	43,282,932	39,791,805	33,754,512	28,605,336

Portfolio Highlights – Asset Mix

New Investment Commitments



$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
$262,247
1%
15%
61%
22%
$58,115
1%
39%
25%
36%
$288,444
2%
16%
62%
20%
$126,007
2%
4%
23%
52%
20%
$286,736
9%
1%
7%
71%
12%
Q1 2013
Q2 2013
Q3 2013
Q4 2013
Q1 2014
Senior Secured
Second Lien
Equity
One Stop
Subordinated Debt
Investment in SLF

End of Period Investments (At Fair Value)



$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
$768,342
3%
6%
11%
47%
32%
$788,442
3%
5%
10%
48%
33%
$967,792
3%
4%
10%
50%
33%
$1,024,645
1%
2%
3%
11%
54%
29%
$1,179,919
3%
3%
1%
9%
59%
25%
Q1 2013
Q2 2013
Q3 2013
Q4 2013
Q1 2014
Senior Secured
Second Lien
Equity
One Stop
Subordinated Debt
Investment in SLF

Portfolio Highlights – Debt Investment Spread Analysis


12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
11.2%
10.6%
9.9%
9.6%
9.3%
9.7%
9.5%
9.2%
8.9%
8.6%
7.8%
7.1%
7.0%
6.6%
6.2%
3.4%
3.5%
2.9%
3.0%
3.1%
0.3%
0.3%
0.3%
0.2%
0.2%
Q1 2013
Q2 2013
Q3 2013
Q4 2013
Q1 2014
Total Yield on Investments[1]
Interest Income Yield[2]
Wtd. Avg. Debt[3]
Wtd. Avg. Investment Spread[4]
3-Month London Interbank Offered Rate ("LIBOR")

1. Total yield on investments is calculated as (a) the actual amount earned on such investments, including interest income and amortization of fees and discounts, divided by (b) the daily average of total earning investments at fair value.
2. Interest income yield is calculated as (a) the actual amount earned on such investments, including interest income but excluding amortization of fees and discounts, divided by (b) the daily average of total investments at fair value.
3. The weighted average cost of debt is calculated as (a) the actual amount incurred on such debt obligations divided by (b) the daily average of total debt obligations.
4. The weighted average investment spread is calculated as (a) the total yield on investments less (b) the weighted average cost of debt.

Portfolio Highlights – Selected Information

Portfolio Rotation – Debt Investments	Q1 2014	Q4 2013	Q3 2013	Q2 2013	Q1 2013
Weighted average interest rate of new investments[1]	7.2%	8.1%	8.0%	8.8%	8.3%
Weighted average interest rate on investments that were sold or paid-off	9.6%	8.9%	8.9%	10.2%	8.2%
Weighted average spread over LIBOR of new floating rate investments	6.1%	6.6%	6.6%	6.2%	6.9%
Weighted average interest rate of new fixed rate investments	N/A	15.0%	N/A	16.0%	N/A
Weighted average fees on new investments	1.2%	1.2%	1.3%	1.1%	1.8%

Portfolio Composition – Floating vs. Fixed Investments	Q1 2014	Q4 2013	Q3 2013	Q2 2013	Q1 2013
Percentage of fixed rate investments	0.5%	2.9%	3.6%	7.1%	6.9%
Percentage of floating rate investments	95.9%	93.7%	93.2%	89.7%	89.9%
Percentage of equity investments	3.6%	3.4%	3.2%	3.2%	3.2%

Non-Accrual – Debt Investments	Q1 2014	Q4 2013	Q3 2013	Q2 2013	Q1 2013
Non-accrual investments at amortized cost (000s)	$2,577	$ 6,011	$ 6,616	$ 8,428	$ 8,149
Non-accrual investments / Total portfolio at amortized cost	0.2%	0.6%	0.7%	1.1%	1.1%
Non-accrual investments at fair value (000s)	$ 5	$ 665	$ 841	$ 2,392	$ 2,493
Non-accrual investments / Total portfolio at fair value	0.0%	0.1%	0.1%	0.3%	0.3%

1. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans, the contractual rate is calculated using current LIBOR, the spread over LIBOR and the impact of any LIBOR floor. For fixed rate loans, the contract rate is the stated fixed rate.

Credit Quality

Credit Quality – Investment Portfolio

- Fundamental credit quality remains strong with non-accrual investments representing less than 0.1% of the total investments at fair value as of December 31, 2013.
- Internal Performance Ratings[1] on the investment portfolio have remained relatively stable for the past several quarters and over 90.0% of the investments in our portfolio had an Internal Performance Rating of 4 or higher as of December 31, 2013.
- The fair value of debt investments as a percentage of principal amount remained stable at 99.0% for the period ended December 31, 2013.

1. Please see Internal Performance Ratings Definitions on the following page.

Portfolio Highlights – Portfolio Ratings

Strong Portfolio Risk Ratings

	December 31, 2013		September 30, 2013		June 30, 2013	
Internal Performance Rating	Investments at Fair Value (in thousands)	% of Total Portfolio	Investments at Fair Value (in thousands)	% of Total Portfolio	Investments at Fair Value (in thousands)	% of Total Portfolio
5	$ 161,868	13.7%	$ 178,993	17.5%	$ 140,332	14.4%
4	$ 946,309	80.2%	$ 750,611	73.3%	$ 760,955	78.6%
3	$ 68,726	5.8%	$ 88,458	8.6%	$ 57,614	6.0%
2	$ 2,414	0.2%	$ 6,521	0.6%	$ 6,321	0.7%
1	$ 602	0.1%	$ 62	0.0%	$ 2,570	0.3%
Total	$ 1,179,919	100.0%	$ 1,024,645	100.0%	$ 967,792	100.0%

Internal Performance Rating Definition

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

Common Stock and Distribution Information

Common Stock Data

Fiscal Year Ended September 30, 2013	High	Low	End of Period
First Quarter	$16.32	$14.75	$15.98
Second Quarter	$16.66	$15.82	$16..51
Third Quarter	$17.98	$16.02	$17.50
Fourth Quarter	$18.50	$16.76	$17.33
Fiscal Year Ended September 30, 2014			
First Quarter	$19.11	$16.74	$19.11

Distribution Data

Date Declared	Record Date	Payment Date	Amount Per Share	Total Amount (in thousands)
February 2, 2012	March 16, 2012	March 29, 2012	$0.32	$8,083
May 1, 2012	June 15, 2012	June 29, 2012	$0.32	$8,205
August 2, 2012	September 13, 2012	September 27, 2012	$0.32	$8,212
November 27, 2012	December 14, 2012	December 28, 2012	$0.32	$9,146
February 5, 2013	March 14, 2013	March 28, 2013	$0.32	$10,793
May 1, 2013	June 13, 2013	June 27, 2013	$0.32	$12,722
August 6, 2013	September 13, 2013	September 27, 2013	$0.32	$12,733
November 26, 2013	December 17, 2013	December 27, 2013	$0.32	$13,851
February 4, 2014	March 17, 2014	March 28, 2014	$0.32	$13,864

Liquidity and Investment Capacity

Cash and Cash Equivalents

- Unrestricted cash totaled $31.9 million as of December 31, 2013.
- Restricted cash totaled $39.8 million as of December 31, 2013. Restricted cash was held in our securitization vehicle, SBIC subsidiaries and our revolving credit facilities and is available for new investments that qualify for acquisition by these entities.

Debt Facilities

- Revolving Credit Facilities - As of December 31, 2013, subject to leverage and borrowing base restrictions, we had $84.1 million and $15.0 million available for additional borrowings on our $250.0 million revolving credit facility with Wells Fargo and our $15.0 million revolving credit facility with Private Bank, respectively.
- SBIC Debt - As of December 31, 2013, we had $28.7 million of additional debentures available through our SBIC subsidiaries, subject to customary U.S. Small Business Administration regulatory requirements.

Senior Loan Fund LLC

- On January 17, 2014, a wholly owned subsidiary of Senior Loan Fund LLC entered into $50.0 million revolving credit facility with Wells Fargo. The facility has a reinvestment period through January 17, 2015 and a stated final maturity date of January 17, 2019. The facility bears an interest rate ranging from LIBOR + 1.75% to LIBOR + 2.25% depending on the composition of the portfolio during the reinvestment period and LIBOR + 2.75% thereafter.